Exhibit 10.37

PROMISSORY NOTE

$15,000	February 15, 2012

FOR VALUE RECEIVED, on the dates and in the amounts so herein stipulated, INTELLINETICS, INC., hereinafter called "Maker", hereby promises to pay to the order of Alpharion Capital Partners, Inc., at 9300 Shelbyville Road, Suite 1000, Louisville, KY 40222 hereinafter called "Lender", or at such other address as Lender may hereafter designate to Maker in writing, the sum of FIFTEEN THOUSAND AND 00/100 DOLLARS ($15,000), in lawful money of the United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the whole of the principal amount hereof, together with all accrued interest, from time to time outstanding prior to the maturity of this Note at a rate per annum equal to three and one-quarter percent (3.25%).

This Note shall be due and payable in a single balloon payment One Hundred Eighty (180) days after the date first written above, and shall be paid by the Maker to Lender in immediately available funds by check or wire transfer to Lender’s bank account.

The principal balance and accrued interest of this Note may be prepaid, in whole or in part, at any time without any prepayment penalty. All payments, including prepayments, shall be applied first to accrued interest to the date of payment and then to principal. All past-due principal and all accrued and past-due interest on this Note shall bear interest until paid at the rate set forth above.

It is agreed that if default shall be made in any payment due hereon and such default is not cured within ten (10) days after written notice of such default is given by Lender to Maker, or if there is a material default in any of the terms, covenants, agreements, conditions or provisions set forth in any instrument or document given to secure this Note and such default is not cured within thirty (30) days after written notice of such default is given by the Lender to the Maker or as soon thereafter as is reasonably practicable in the event such default cannot be cured within thirty (30) days, or should Maker, become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy, or should a receiver of any of their property be appointed, or should involuntary bankruptcy proceedings be filed or threatened against Maker, then in any such event, at the option of the holder hereof at any time thereafter, without demand or notice, the unpaid principal balance of this Note, and all accrued interest shall immediately become due and payable.

If this Note is placed in the hands of an attorney for collection or if collected by suit or through bankruptcy, probate, receivership or other legal or judicial proceedings, the Maker hereof agrees to pay as the reasonable costs of collection and reasonable attorney's fees incurred related thereto.

The Maker (i) waives demand, presentment for payment, notice of intention to accelerate the maturity of this Note and to declare the entire balance of the indebtedness evidenced hereby due and payable, notice that the entire balance of the indebtedness evidenced hereby has been declared due and payable, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agrees to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, (iii) agrees that Lender or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon or enforce its rights against any security herefor in order to enforce payment of this Note by it, and (iv) consents to any extensions or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Lender of any other holder hereof and handled for collection in the customary manner, but the same shall not constitute payment hereunder or diminish any right of the Lender or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Lender or any other holder hereof and applied to this indebtedness as herein provided.

This Note shall be paid and performed in the State of Ohio, and the laws of the State of Ohio shall govern the construction, validity, enforcement, and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement, and interpretation hereof. If any additional rights or remedies are hereafter granted to creditors under the laws of the State of Ohio or under the laws of the United States of America, the Lender shall also have and may exercise any such additional rights or remedies. Venue for any action brought on this Note shall be proper in any state or federal court sitting in Columbus, Ohio, and having jurisdiction of such action.

IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note as of the day and year above first written.

INTELLINETICS, INC.

By: s/William J. Santiago

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